Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK NATIONAL TRUST COMPANY

(Exact name of trustee as specified in its charter)

74-2440850
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

300 South Grand Avenue Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

COLEMAN CABLE, INC.

(Exact name of obligor as specified in its charter)

Delaware	36-4410887
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1530 Shields Drive

Waukegan, Illinois 60085

(Address and Zip Code of principal executive offices)

9% Senior Notes due 2018

(Title of the Indenture securities)

GUARANTOR

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

CCI International, Inc.	Delaware	36-4406308	c/o Coleman Cable, Inc. 1530 Shields Drive Waukegan, Illinois 60085

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of the Comptroller of the Currency	1114 Avenue of the Americas
Suite 3900
New York, New York 10036

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3.-15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Articles of Association as amended on April 15, 2002 – Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 2-	Certificate of the Comptroller of the Currency dated February 6, 2007 - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 3 -	Certification of Fiduciary Powers dated February 6, 2007 - Incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 4 -	Existing By-Laws of Deutsche Bank National Trust Company, as amended, dated May 21, 2003 - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, June 13, 2007, Registration No. 333-51609.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act.

Exhibit 7 -	The latest report of condition of Deutsche Bank National Trust Company dated as of March 31, 2010. Copy attached.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on this 24th day of May, 2010.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Katherine Cokic
Katherine Cokic
Vice President

EXHIBIT 6

May 24, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Coleman Cable, Inc. 9% Senior Notes due 2018, we hereby consent that reports of examination by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DEUTSCHE BANK NATIONAL TRUST COMPANY

/s/ Katherine Cokic
Katherine Cokic
Vice President

EXHIBIT 7

DEUTSCHE BANK NATIONAL TRUST COMPANY	FFIEC 041
RSSD-ID 670560	Quarter End Date 3/31/2010
Last Updated on 4/30/2010	9

Schedule RC - Balance Sheet

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin	RCON0081	0	1.a.
b. Interest-bearing balances	RCON0071	30,126	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	96,530	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases, net of unearned income	RCONB528	0	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	0	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	0	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	2,205	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.

DEUTSCHE BANK NATIONAL TRUST COMPANY	FFIEC 041
RSSD-ID 670560	Quarter End Date 3/31/2010
Last Updated on 4/30/2010	10

Dollar amounts in thousands
10. Intangible assets:			10.
a. Goodwill	RCON3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	0	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	31,779	11.
12. Total assets (sum of items 1 through 11)	RCON2170	160,640	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	0	13.a.
1. Noninterest-bearing	RCON6631	0	13.a.1.
2. Interest-bearing	RCON6636	0	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	0	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	23,584	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	23,584	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	50,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	49,735	25.
26. Not available			26.
a. Retained earnings	RCON3632	37,220	26.a.
b. Accumulated other comprehensive income	RCONB530	101	26.b.
c. Other equity capital components	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	137,056	27.a.
b. Noncontrollng (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	137,056	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	160,640	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2009	RCON6724	2	M.1.
2. Bank’s fiscal year-end date	RCON8678	1231	M.2.